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                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     This Registration Rights Agreement (this "Agreement") is entered into as of June 9, 1997 by and among Alpha-Beta Technology, Inc., a Massachusetts corporation (the "Company") and Claude P. Selitrennikoff (the "Principal Stockholder").

     WHEREAS, the Stockholders (as defined in the Merger Agreement) are to receive shares of the Company's common stock, par value $.01 (the "Common Stock"), issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to that certain Agreement and Plan of Merger, dated as of May 30, 1997 (the "Merger Agreement"), by and among the Company, SmithfieldAB Corp., a Massachusetts corporation, MycoTox, Inc., a Colorado corporation, and Claude P. Selitrennikoff.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:


     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" has the meaning set forth in the preamble.

     "COMPANY" has the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

     "EFFECTIVE PERIOD" means, subject to early termination pursuant to Section 2 and extension pursuant to Section 9, a one hundred twenty (120) day period commencing on the date the applicable Registration Statement is declared effective by the Commission.

     "HOLDER" means each holder of record of Registrable Securities.

     "MERGER AGREEMENT" has the meaning set forth in the preamble.

     "REGISTRABLE SECURITIES" means the Securities; PROVIDED, HOWEVER, that any Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are transferred pursuant to Rule 144 (or any similar provision then in force), (iii) such Securities shall have ceased to be outstanding or (iv) such Securities may be sold pursuant to Rule 144 (or a successor provision then in force) under the Securities Act (subject to applicable volume and manner of sale restrictions).



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     "REGISTRATION STATEMENT" means any registration statement of the Company on
Form S-3 or such other appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.


     "SECURITIES" means the Common Stock issuable pursuant to the Merger Agreement and held by any Holder.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "SUSPENSION EVENT" shall have the meaning set forth in Section 8.

     "UNDERWRITTEN OFFERING" means any public offering by the Company of securities of the Company registered under the Securities Act by means of an underwriter or an underwriting syndicate.


     2. REGISTRATION.

          (a) INITIAL SHELF REGISTRATION. On or about August 15, 1997, the Company shall prepare and file with the Commission a Registration Statement covering all of the Registerable Securities issued to the Holders pursuant to
Section 1.6(a) of the Merger Agreement. The Company shall use its reasonable best efforts to have such Shelf Registration Statement declared effective as soon as possible following the filing of such Registration Statement with the Commission and to keep such Registration Statement effective for the later to occur of (x) the end of the Effective Period and (y) January 9, 1998. If the Effective Period for such Registration Statement does not begin on or before September 30, 1997, the Company shall pay to the Stockholders (as defined in the Merger Agreement) an aggregate of $2500 per week for each 7-day period which elapses after September 30, 1997 until the day the Registration Statement is declared effective by the Commission; provided however that in no event will such aggregate payment exceed $50,000. The making of such payment shall not relieve the Company of any other of the Company's obligations hereunder or relieve the Company of any claims that the Stockholders may have against the Company as a result of the breach hereof; PROVIDED, HOWEVER, that any damages resulting from any such claims shall be reduced by the amount of such payments by the Company.

          (b) MILESTONE AND VESTING SHELF REGISTRATIONS. Upon the occurrence of the Vesting Event or any Additional Payment Event (each as defined in the Merger Agreement), as soon as practicable but not later than 30 days following occurrence of the Vesting Event or the



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Additional Payment Determination Date (as defined in the Merger Agreement)
corresponding to the Additional Payment Event, the Company shall prepare and file with the Commission a Registration Statement covering all of the Registerable Securities issued to the Holders in connection with the occurrence of the Vesting Event or such Additional Payment Event. The Company shall use its reasonable best efforts to have such Registration Statement declared effective as soon as possible following the filing of such Registration Statement and to keep such Registration Statement effective for the Effective Period. The Company believes that, under currently applicable rules and regulations, Securities issued upon the occurrence of the Vesting Event and an Additional Payment Event occurring after the first anniversary of the date hereof will be transferable pursuant to Rule 144 under the Securities Act (subject to applicable volume and manner of sale restrictions). If the Effective Period does not begin within 90 days of the occurrence of the Vesting Event or the Additional Payment Determination Date corresponding to the Additional Payment Event, the Company shall pay to the Stockholders (as defined in the Merger Agreement) an aggregate of $2500 per week for each 7-day period which elapses after the applicable 90-day period until the day the Registration Statement is declared effective by the Commission; PROVIDED, HOWEVER, that in no event will the aggregate payment exceed $50,000. The making of such payment shall not relieve the Company of any other of the Company's obligations hereunder or relieve the Company of any claims that the Stockholders may have against the Company as a result of the breach hereof; PROVIDED, HOWEVER, that any damages resulting from any such claims shall be reduced by the amount of such payments by the Company.

          (c) Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the Effective Period for any Registration Statement be required to extend beyond the date on which the Registrable Securities subject to such Registration Statement are transferrable pursuant to Rule 144 under the Securities Act.

          (d) RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees to:

                    (i) use its reasonable efforts to make and keep, at all times, public information available as those terms are understood and defined in Rule 144 under the Securities Act;

                    (ii) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended; and

                    (iii) so long as a Holder holds Registrable Securities, furnish to a Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and a copy of the most recent annual and quarterly reports of the Company and such other reports and documents so filed as the Holder may reasonably


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request in availing itself of any rule or regulation of the Commission allowing it to sell such Registrable Securities without registration.

     3. REGISTRATION PROCEDURES. With respect to any Registration Statement:

          (a) The Company shall notify each Holder of the effectiveness of the Registration Statement and shall furnish to each Holder a reasonable number of copies of the prospectus contained in the Registration Statement and such other documents as any Holder may reasonably request in order to facilitate the sale of his Registrable Securities in the manner described in the Registration Statement.

          (b) The Company shall prepare and file with the Commission from time to time such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities until the earlier of (i) such time as all of the Registrable Securities have been issued or disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement or (ii) the date on which the Registration Statement ceases to be effective in accordance with the terms of this Agreement. Upon ten (10) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to a Holder's interests in or plan of distribution of Registrable Securities that is reasonably necessary to permit the sale of such Holder's Registrable Securities pursuant to the Registration Statement and the Company shall file any necessary listing applications or amendments to the existing applications to cause the Registrable Securities to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

          (c) The Company shall promptly notify each Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to Sections 7 and 8 of this Agreement, the Company shall prepare and furnish to each such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4. STATE SECURITIES LAWS. Subject to the conditions set forth in this Agreement, the Company shall, promptly upon the filing of a Registration Statement, (i) use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the


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securities or "blue sky" laws of such states of the United States as the Holders may reasonably request; and (ii) use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Registration Statement is required to be kept effective; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, the Company shall not be required (x) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify or (y) to file any general consent to service of process.

     5. EXPENSES. The Company shall bear all expenses incurred by the Company in connection with the registration of the Registrable Securities pursuant to
Section 2 of this Agreement. Such expenses shall include all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the Commission, any state securities commission or any principal national securities exchange or quotation system on which the Common Stock is then traded or quoted. The Holders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by them in connection with any Registration Statement.

     6. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify each of the Holders (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except (i) insofar as such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Company by the Indemnitee for use therein, or (ii) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. The obligations of the Company under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     7. COVENANTS OF HOLDERS. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information in connection with the preparation of any Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the Registrable Securities covered by the Registration Statement from the Holder,

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(c) to notify the Company of any sale of Registrable Securities by such Holder and (d) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either the Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holder or its plan of distribution which was furnished to the Company by the Holder for use therein, or (ii) the failure of the Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the Registrable Securities covered by the Registration Statement from the Holder. Each Holder who has not executed this Agreement will be obligated to execute a statement confirming its obligations to the Company under this Agreement as a condition precedent to the inclusion of the Securities of the Holder in any Registration Statement. The obligations of the Holders under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     8. SUSPENSION OF REGISTRATION REQUIREMENT.

          (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause a Registration Statement and any filings with any state securities commission to be filed or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing (such circumstances being hereinafter referred to, along with the circumstances described in Section 8(a) above, as a "Suspension Event") that would make it impractical or unadvisable as reasonably determined by the Company in good faith to cause the Registration Statement or such filings to be filed or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will such suspension exceed ninety (90) days. The Company agrees not to exercise the rights set forth in this Section 8(b) more than


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twice in any twelve month period. The Company shall notify each Holder of the existence of any Suspension Event.

          (c) Notwithstanding anything to the contrary set forth in this Agreement, in the event the Company has an obligation under this Agreement to cause a Registration Statement or any filings with any state securities commission to be filed or to become effective and the Company determines to proceed with an Underwritten Offering, the Company's obligation to file the Registration Statement and take the other actions required hereunder shall be suspended if the Company provides the Holders with written notice offering them the opportunity to participate in such Underwritten Offering. In such event, such Holders shall have 15 days from receipt of such written notice to indicate in writing their intention to participate in such Underwritten Offering and such Holders shall be required, as a condition precedent to such participation, to execute the underwriting agreement in the form executed by the Company and the managing underwriters, and such other customary documentation as may be reasonably requested in connection therewith. In the event that the Holders of a majority-in-interest of the Registrable Securities provide written notice to the Company within such 15-day period declining to participate in such Underwritten Offering, the Company's obligation to file the Registration Statement and take the other actions required hereunder shall be reinstated as of the date of the Company's receipt of the required notice.

     9. BLACK-OUT PERIOD. Following the effectiveness of a Registration Statement and the filings with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Securities pursuant to a Registration Statement or any such filings at any time after they have received notice from the Company to suspend sales (i) as a result of the occurrence or existence of any Suspension Event, or (ii) so that the Company may correct or update the Registration Statement or such filing pursuant to Section 3(b) or 3(c). The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following further written notice to such effect from the Company, which notice shall be given by the Company not later than five (5) business days after the conclusion of any such Suspension Event. If sales are suspended pursuant to this Section 9, any Effective Period then in effect pursuant to Section 2 hereof shall be extended by the number of days of such suspension.

     10. ADDITIONAL SHARES. The Company, at its option, may register under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement any number of unissued shares of Common Stock or any shares of Common Stock owned by any other shareholder or shareholders of the Company.

     11. CONTRIBUTION. If the indemnification provided for in Sections 6 and 7 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such


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proportion as is appropriate to reflect the relative benefit and the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by any method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     12. AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended, modified, waived or supplemented only in a written instrument executed by the Company and the Principal Stockholder.

     13. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier or registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement, a Holder must make such notice in writing by overnight express delivery with confirmation of receipt:

     If to the Company:      Alpha-Beta Technology, Inc.
                             One Innovation Drive
                             Worcester, MA 01605
                             Attn: William Romeo
                                    Director of Finance

                             Telephone:     (508) 798-6900
                             Telecopy: (508) 754-2579

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                             With a copy to:

                             Goodwin, Procter & Hoar LLP
                             Exchange Place
                             Boston, MA 02109
                             Attn: John J. Egan, III, Esq.
                             Telephone:     (617) 570-1000
                             Telecopy: (617) 523-1231

If to the Principal          Dr. Claude P. Selitrennikoff
Stockholder:                 Box B-111
                             4200 E. 9th Ave.
                             Denver, CO 80262
                             Telephone: (303) 270-8647
                             Telecopy: (303) 270-4024

With a copy to:              King Peterson Brown, LLC
                             Suite 1040
                             The Edward Building
                             8400 East Prentice Ave.
                             Englewood, CO 80111-2922
                             Telephone:     (303) 793-3400
                             Telecopy:      (303) 793-3678

In addition to the manner of notice permitted above, notices given pursuant to Sections 8 and 9 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above. Notices and payments to other Stockholders shall be made to the addresses and numbers set forth in EXHIBIT A to the Merger Agreement.

     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. A Holder may assign its rights, subject to the related obligations, hereunder only to a subsequent Holder of Registrable Securities which acquires such securities in a private transaction, and any other attempted assignment hereof by any Holder will be void and of no effect.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within said Commonwealth.


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     17. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     18. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the letter agreement between the Company and MycoTox, Incorporated dated April 8, 1997.

     19. THIRD PARTY BENEFICIARIES. The Stockholders other than the Principal Stockholders are third party beneficiaries of this Agreement and are entitled to the rights, subject to the related obligations, contained herein.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                 ALPHA-BETA TECHNOLOGY, INC.


                                 /s/ SPIROS JAMAS
                                 ----------------------------------------------
                                 Name:  Spiros Jamas
                                 Title: Chief Executive Officer and President


                                 PRINCIPAL STOCKHOLDER


                                 /s/ CLAUDE P. SELITRENNIKOFF
                                 ----------------------------------------------
                                 Claude P. Selitrennikoff